Exhibit 99.1

Contacts:

For Celgene:
Investors:
(908) 673-9628 investors@celgene.com

Media:
(908) 673-2275 media@celgene.com

For Acceleron
Investors:
Todd James
Senior Director, Corporate Communications
(617) 649-9393

Media:
BMC Communications
Brad Miles
(917) 570-7340

Celgene and Acceleron Announce New Results from an Investigational Study with Luspatercept in Myelodysplastic Syndromes Presented at the 57th American Society of Hematology (ASH) Annual Meeting and Exposition

Luspatercept increased hemoglobin levels and generated transfusion independence in patients with lower risk myelodysplastic syndromes

SUMMIT, NJ and CAMBRIDGE, MASS – (December 5, 2015) – Celgene Corporation (NASDAQ: CELG) and Acceleron Pharma Inc. (NASDAQ: XLRN) today announced preliminary results from an ongoing long-term Phase 2 extension study in patients with lower risk myelodysplastic syndromes (MDS) at the 57th American Society of Hematology (ASH) Annual Meeting and Exposition. Results highlighted in an oral presentation showed that patients with lower risk MDS treated with luspatercept in the long-term extension study achieved and maintained increased hemoglobin levels and transfusion independence. Celgene and Acceleron are jointly developing luspatercept.

“These results for longer-term luspatercept treatment in lower risk MDS patients are very exciting,” said Aristoteles Giagounidis, M.D., Ph.D., Head of the Department of Oncology, Haematology, and Palliative Care at Marien Hospital in Düsseldorf, Germany.  “There is substantial unmet medical need for patients who do not respond or become refractory to treatment with erythropoiesis stimulating agents or who are considered ineligible to receive them. Luspatercept has shown very encouraging activity in these patients which provides the basis for the Phase 3 MEDALIST study.”

Luspatercept Data Presented at ASH

A total of 32 low- or intermediate-1 risk MDS patients were treated with luspatercept in this long-term 24-month open-label extension study. Luspatercept was administered subcutaneously once every 3 weeks at a starting dose level of 1.0 mg/kg. The dose level could be increased to 1.75 mg/kg. Of these 32 patients, 13 had a low transfusion burden (<4 units RBC/8 weeks) and 19 had a high transfusion burden (≥4 units RBC/8 weeks). 59% of patients had been treated previously with erythropoiesis stimulating agents (ESA) and 19% of patients had previously been treated with lenalidomide. 91% of the patients were ring sideroblast positive (more than 15% of erythroid cells in the bone marrow were ring sideroblasts).

Patients who were refractory or intolerant to prior ESA treatment

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63% (12 of 19) of HTB and LTB patients with prior ESA treatment achieved an International Working Group (IWG) Hematologic Improvement Erythroid (HI-E) response of a reduction of ≥4 units RBC over 8 weeks or a hemoglobin increase ≥1.5 g/dL for ≥8 weeks during their luspatercept treatment period

•	50% (7 of 14) achieved transfusion independence

Patients who are considered ESA ineligible because they had elevated erythropoietin levels between 200 and 500 U/L

•	71% (5 of 7) achieved an HI-E response and 50% (2 of 4) achieved transfusion independence

High Transfusion Burden (HTB) Patients

•	68% (13 of 19) of the HTB patients achieved the IWG HI-E criteria of a reduction of ≥4 units RBC over 8 weeks

•	42% (8 of 19) of the HTB patients achieved transfusion independence for ≥8 weeks

Low Transfusion Burden (LTB) Patients

•	69% (9 of 13) of the LTB patients achieved the IWG HI-E response criteria of a hemoglobin increase ≥1.5 g/dL for ≥8 weeks

•	The mean increase in hemoglobin reached levels between 2.0 and 2.5 g/dL and was maintained for the 9 months for which data are available

Safety

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Adverse events at least possibly related to study drug that occurred in patients during the extension study included bone pain, headache, hypotonia, myalgia and nausea. No serious or grade 3 or 4 adverse events related to study drug have been reported during the ongoing extension study.

Celgene and Acceleron are in the process of initiating a global Phase 3 study in low risk, ring sideroblast positive MDS patients.

Luspatercept is an investigational product that is not approved for any use in any country.

About Luspatercept

Luspatercept is a modified activin receptor type IIB fusion protein that acts as a ligand trap for members in the Transforming Growth Factor-Beta (TGF-β) superfamily involved in the late stages of erythropoiesis (red blood cell production). Luspatercept regulates late-stage erythrocyte (red blood cell) precursor cell differentiation and maturation. This mechanism of action is distinct from that of erythropoietin (EPO), which stimulates the proliferation of early-stage erythrocyte precursor cells. Acceleron and Celgene are jointly developing luspatercept as part of a global collaboration. For more information, please visit www.clinicaltrials.gov.

About Acceleron

Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair. The company is a leader in understanding the biology of the Transforming Growth Factor-Beta (TGF-β) protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical therapeutic candidates with novel mechanisms of action. These therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.
For more information, please visit www.acceleronpharma.com.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com. Follow us on Twitter @Celgene as well.

Source: Acceleron Pharma, Celgene Corporation

Forward-Looking Statement
Acceleron:
Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including, luspatercept, and the Company’s TGF-beta superfamily program generally, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the Company’s cash position will be insufficient to fund operations into the second half of 2017, that preclinical testing of the Company’s compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when the Company expects it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, that the Company or Celgene may be delayed in initiating or completing any clinical trials, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 2, 2015, and other filings that the Company has made and may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Celgene:

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words "expects," "anticipates," "believes," "intends," "estimates," "plans," "will," “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

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